Exhibit 5


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                                       Right to Purchase _______
                                                      Common Shares of XOMA Ltd.


                                    XOMA LTD.

                          Common Share Purchase Warrant

No. W-

     XOMA LTD., a Bermuda company (the "Company"), hereby certifies that, for value received, _____________ or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, and before 5:00 p.m., New York City time, on the Expiration Date (as hereinafter defined), _______ fully paid and nonassessable Common Shares (as hereinafter defined) at a purchase price per share equal to the Purchase Price (as hereinafter defined). The number of such Common Shares and the Purchase Price are subject to adjustment as provided in this Warrant.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          "Common Shares" includes the Company's Common Shares, $.0005 par value per share, as authorized on the date hereof, and any other securities into which or for which the Common Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, amalgamation, sale of assets or otherwise.

          "Company" shall include XOMA Ltd. and any corporation that shall succeed to or assume the obligation of XOMA Ltd. hereunder in accordance with the terms hereof.


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                                      -2-


          "Expiration Date" means January 29, 2004.

          "Issuance Date" shall mean the first date of original issuance of this Warrant.

          "Other Securities" refers to any shares (other than Common Shares) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Shares or Other Securities pursuant to Section 4.

          "Permitted Transferee" means any person (1) who is an "accredited investor" as defined in Regulation D under the Securities Act and who is designated a non-resident of Bermuda for Bermuda Exchange Control purposes,
     (2) who is to be transferred Warrants to purchase at least 60,000 Warrant Shares and (3) who is either (A) an affiliate of the owner of this Warrant or (B) a person as to whom the Company shall have consented to such transfer, such consent not to be unreasonably withheld (it being understood that a proposed transfer by the Buyer to a competitor or potential competitor of the Company or a person which the Company determines in good faith is accumulating or is likely to accumulate ownership of Common Shares for hostile or unfriendly purposes may constitute a basis for withholding such consent).

          "Purchase Price" shall mean $5.85008 per share, subject to adjustment as provided in this Warrant.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 28, 1999, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

          "Subscription Agreement" means the Subscription Agreement, dated as of January 28, 1999, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

          "Trading Day" means a day on which the principal securities market for the Common Shares is open for general trading of securities.


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                                       -3-


     1. Exercise of Warrant.

     1.1 Exercise. This Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time during the exercise period specified in the first paragraph hereof until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company's transfer agent and registrar for the Common Shares, and by making payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of Common Shares designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of Common Shares for which such Warrant or Warrants may still be exercised.

     1.2. Net Issuance. Notwithstanding anything to the contrary contained in
Section 1.1, the Holder may elect to exercise this Warrant in whole or in part by receiving Common Shares equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of this Warrant to the Company's transfer agent and registrar for the Common Shares at the principal office of the Company together with the subscription form annexed hereto (duly executed by the Holder), in which event the Company shall issue to the Holder a number of Common Shares computed using the following formula:

                  X = Y(A-B)
                       A

         Where:  X = the number of Common Shares to be issued to the Holder

         Y = the number of Common Shares as to which this Warrant is to be exercised

         A = the current fair market value of one Common Share calculated as of the last trading day immediately preceding the exercise of this Warrant

         B =      the Purchase Price


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                                       -4-


     As used herein, current fair market value of Common Shares as of a specified date shall mean with respect to each Common Share the closing bid price of the Common Shares on the principal securities market on which the Common Shares may at the time be listed or, if on such day the Common Shares are not so listed, the representative bid prices quoted in the Nasdaq System as of 4:00 p.m., New York City time, or, if on such day the Common Shares are not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five consecutive Trading Days consisting of the day as of which the current fair market value of a Common Share is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which current fair market value is to be determined the Common Shares are not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of Common Shares shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Common Shares sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Shares shall be deemed to be the value received by the holders of the Company's Common Shares for each share thereof pursuant to the Company's acquisition.

     2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within three Trading Days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, the number of fully paid and nonassessable Common Shares (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder and a certificate or certificates therefor, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as determined in accordance with subsection 1.2) of one full share, together with any other stock or other securities any property

(including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Common Shares to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all reasonable out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by the Holder as a result of such failure.

     3. Adjustment for Dividends in Other Stock, Property, etc.;
Reclassification, etc. In case at any time or from time to time, all the holders of Common Shares (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (a) other or additional shares or other securities or property (other than cash) by way of dividend, or

          (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

          (c) other or additional shares or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional Common Shares (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of shares and other securities and property (including cash in the cases referred to in subdivisions
(b) and (c) of this Section 3) which the Holder would hold on the date of such exercise if on the date thereof the Holder had been the holder of record of the number of Common Shares called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional shares and other securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4.

     4. Exercise upon Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate or amalgamate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, amalgamation, merger, sale or conveyance, the Company shall give at least 20 days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, amalgamation, merger, sale or conveyance. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, amalgamation, merger, sale or conveyance which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

     5. Adjustment for Extraordinary Events. In the event that the Company shall
(i) issue additional Common Shares as a dividend or other distribution on outstanding Common Shares, (ii) subdivide or reclassify its outstanding Common Shares, or (iii) combine its outstanding Common Shares into a smaller number of Common Shares, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so ad-justed, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5. The Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of Common Shares determined by multiplying the number of Common Shares which would be issuable on such exercise immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

     6. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

     7. Notices of Record Date, etc. In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation, amalgamation or merger of the Company with or into any other person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, amalgamation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or

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                                      -8-


Other Securities) shall be entitled to exchange their Common Shares (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, amalgamation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of shareholders if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

     8. Reservation of Shares, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized but unissued share capital, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of Common Shares (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire Common Shares (or Other Securities), and if at any time the number of authorized but unissued Common Shares (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued Common Shares (or Other Securities) to such number as shall be sufficient for such purposes.

     9. Transfer of Warrant. This Warrant may be transferred, in whole or in part, only to Permitted Transferees. This Warrant shall inure to the benefit of the successors to and permitted assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

     10. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

     11. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender; provided, however, that the Holder must surrender for exchange Warrants to purchase no less than 10,000 shares at any one time.

     12. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     13. Warrant Agent. On or prior to the issuance of this Warrant, the Company will instruct ChaseMellon Shareholder Services, L.L.C., as Transfer Agent and Registrar (the "Transfer Agent"), to act as the exercise agent for purposes of issuing Common Shares (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 11 and replacing this Warrant pursuant to Section 12, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

     14. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     15. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     16. Notices, etc. All notices and other communications from the Company to the registered Holder shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in Section 10.

     17. Transfer Restrictions. This Warrant may only be transferred as provided in Section 9. In addition, by acceptance of this Warrant, the Holder represents to the Company that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling this Warrant or the Common Shares issuable upon exercise of the Warrant. The Holder acknowledges and agrees that this Warrant and, except as otherwise provided in the Registration Rights Agreement, the Common Shares issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be), registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that because this Warrant and, except as provided in the Registration Rights Agreement, the Common Shares issuable upon exercise of this Warrant (if any) are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Unless the Common Shares issuable upon exercise of this Warrant have theretofore been registered for resale under the Securities Act, the Company may require, as a condition to the issuance of Common Shares upon the exercise of this Warrant (i) in the case of an exercise in accordance with Section 1.1 hereof, a confirmation as of the date of exercise of the Holder's representations pursuant to this Section 17, or
(ii) in the case of an
exercise in accordance with Section 1.2 hereof, an opinion of counsel reasonably satisfactory to the Company that the Common Shares to be issued upon such exercise may be issued without registration under the Securities Act.

     18. Legend. Unless theretofore registered for resale under the Securities Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

     19. Miscellaneous. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated:  January   , 1999

                                  XOMA LTD.


                                  By:  __________________________________

                                  Title: ________________________________

                              FORM OF SUBSCRIPTION

                                    XOMA LTD.
                   (to be signed only on exercise of warrant)

TO:      ChaseMellon Shareholder Services, L.L.C.,
                   as Exercise Agent
         235 Montgomery Street, 23rd Floor
         San Francisco, California  94104

     1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ Common Shares, as defined in the Warrant, of XOMA Ltd., a Bermuda company (the "Company").

     2. The undersigned Holder (check one):

                  / /

          (a) elects to pay the aggregate purchase price for such Common Shares (the "Exercise Shares") (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

     or

                 / /

          (b) elects to receive Common Shares having a value equal to the value of the Warrant calculated in accordance with Section 1.2 of the Warrant.

     3. Please issue a share certificate or certificates representing the appropriate number of Common Shares in the name of the undersigned or in such other names as is specified below:

         Name:  __________________________________

         Address:  _______________________________

Dated:  ____________, ____

                                      ---------------------------------
                                      (Signature must conform to name
                                      of Holder as specified on the face
                                      of the Warrant)


                                      Name: __________________________


                                      Address: ______________________

                                               ----------------------




                                      S-2